UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 9, 2017

ASHFORD HOSPITALITY PRIME, INC.

(Exact name of registrant as specified in its charter)

MARYLAND	001- 35972	46-2488594
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14185 Dallas Parkway, Suite 1100 Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE: This Current Report on Form 8-K/A amends Item 5.07 of Ashford Hospitality Prime, Inc.’s (the “Company”) Current Report on Form 8-K filed on June 15, 2017 (the “Original 8-K”). The Original 8-K reported the results of the matters submitted to a vote at the 2017 annual meeting of the stockholders of the Company (the “Annual Meeting”).  The Original 8-K reported that Proposal 2 - To approve an amendment to the Company’s charter to require a majority voting standard in uncontested director elections (“Proposal 2”) at the Annual Meeting did not pass based on a voting standard that was incorrectly stated.  This amendment restates the results of Proposal 2 with the correct voting standard.  Except as expressly stated herein and below, this amendment does not amend or update any other information contained in the Original 8-K.

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

2. Proposal 2 - To approve an amendment to the Company’s charter to require a majority voting standard in uncontested director elections. This proposal was approved, with the votes indicated below:

For	Percentage of Votes Cast For(1)	Against	Abstain	Broker Non-votes
18,024,213	95.6%	778,412	50,126	6,075,444

(1) Shown as a percentage of all votes cast “for” this proposal at the meeting. The affirmative vote of at least a majority of all votes entitled to be cast on the matter was required for the approval of this proposal.  The holders of 56.7% of the shares entitled to be cast on the matter voted “for” this proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 8, 2017

ASHFORD HOSPITALITY PRIME, INC.

By:	/s/ David A. Brooks
David A. Brooks
Chief Operating Officer and General Counsel